Exhibit 99.1

Foam Fabricators, Inc. and Subsidiaries

Consolidated Financial Report
December 31, 2017

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Foam Fabricators, Inc. and Subsidiaries

Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of Foam Fabricators, Inc. and Subsidiaries (the Company) which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of comprehensive income, changes in stockholder's equity and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of
America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Phoenix, Arizona
February 28, 2018

Foam Fabricators, Inc. and Subsidiaries

Consolidated Balance Sheet
December 31, 2017

2017
Assets
Cash	$5,627,503
Accounts receivable, net	21,518,603
Inventories, net	11,863,115
Prepaid expenses and other current assets	2,326,544
Total current assets	41,335,765

Property and equipment, net	7,799,966
Other assets	467,555
Total assets	$49,603,286

Liabilities and Stockholder's Equity

Accounts Payable	$2,592,343
Accrued expenses	5,121,330
Total current liabilities	7,713,673

Commitments and contingencies

Stockholder's equity
Common stock, no par value; 3,000 shares authorized; 300 shares issued, and 150 shares outstanding	300
Additional paid-in-capital	677,340
Retained earnings	60,094,664
Common stock held in treasury (150 shares, at cost)	(20,500,000)
Accumulated other comprehensive income	1,617,309
Total stockholder's equity	41,889,613

Total liabilities and stockholder's equity	$49,603,286

See notes to consolidated financial statements.

Foam Fabricators, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Income
Year Ended December 31, 2017

2017
Net Sales	$126,389,138
Cost of goods sold	86,715,027
Gross profit	39,674,111

Operating Costs:
General and administrative	11,134,183
Selling and marketing	1,267,306
12,401,489
Income from operations	27,272,622

Other expense:
Interest expense	(54,761)
(54,761)
Income before income taxes	27,217,861

Provision for income taxes	1,171,938
Net income	26,045,923

Foreign currency translation adjustments	59,750

Comprehensive income	$26,105,673

See notes to consolidated financial statements.

Foam Fabricators, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholder's Equity
Year Ended December 31, 2017

				Accumulated
		Additional		Other		Total
	Common	Paid-in	Retained	Comprehensive	Treasury	Stockholder's
	Stock	Capital	Earnings	Income	Stock	Equity

Balance, December 31, 2016	$300	$677,340	$44,730,697	$1,557,559	$(20,500,000)	$26,465,896

Distributions			(10,681,956)			(10,681,956)
Net income			26,045,923			26,045,923
Foreign currency translation adjustments				59,750		59,750
Balance, December 31, 2017	$300	$677,340	$60,094,664	$1,617,309	$(20,500,000)	$41,889,613

See notes to consolidated financial statements.

Foam Fabricators, Inc. and Subsidiaries

Consolidated Statement of Cash Flows
Year Ended December 31, 2017

Cash flows from operating activities:
Net income	$26,045,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,665,167
(Gain) on sale of property and equipment	(12,544)
Effect of exchange rates on cash	59,750
Net changes in operating assets and liabilities
Accounts receivable	(742,559)
Inventories	(1,499,897)
Prepaid expenses and other assets	(1,096,497)
Accounts payable	(3,061,998)
Accrued expenses	86,732
Net cash provided by operating activities	21,444,077

Cash flows from investing activities
Purchases of property, plant and equipment	(2,244,454)
Proceeds from sale of property and equipment	18,731
Net cash used in investing activities	(2,225,723)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments on revolving credit facility	(3,808,356)
Distributions paid	(10,681,956)
Net cash provided by financing activities	(14,490,312)

Net increase in cash	4,728,042

Cash, beginning of year	899,461

Cash, end of year	$5,627,503

Supplemental disclosures of cash flow information
Cash paid for interest	$60,594
Income taxes paid	$2,071,845

See notes to consolidated financial statements.

Foam Fabricators, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Year Ended December 31, 2017

Note 1. Nature of Business and Significant Accounting policies

Nature of business: Foam Fabricators, Inc. and Subsidiaries (the Company) produces both custom molded and fabricated foam plastic products. The principal users of the Company's protective packaging and insulation products are appliance, computer, insulated shipping containers and automotive manufacturers. Substantially all product shipments are to customers located in the United States, Canada, and Mexico. The Company currently has 12 production and warehouse facilities located throughout the United States. The Company also has two production and warehouse facilities in Mexico.
A summary of the Company's significant accounting policies follows:

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. A summary of significant accounting policies is as follows:

Consolidation: The accompanying consolidated financial statements include the accounts of Foam Fabricators, Inc. and its wholly owned subsidiaries, Foam Fab, Inc., Foam Fabricators Mexico S. de R.L. de C.V., Foam Fabricators Services S. de R.L. de C.V., and Foam Fabricators Queretaro, S. de R.L. de C.V. All intercompany transactions and balances have been eliminated upon consolidation.
Accounts receivable: Accounts receivable arise in the normal course of business and are reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected. Accounts receivable are written-off when deemed uncollectible. Recoveries of accounts receivable previously written-off are recorded when received.
Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or net realizable value.
Finished goods include materials, labor and allocated overhead. Management assesses slow-moving and obsolete inventory on a regular basis and determines if any reserve is necessary based on historical sales, future purchase commitments and management's experience. Slow-moving and obsolete inventory reserves are established generally upon a detail review of the products' specific nature and the Company's ability to sell.
Property and equipment: Property and equipment are recorded at cost less accumulated depreciation.
Major additions or improvements that extend the useful life of the asset are capitalized. Maintenance and repairs are expensed as incurred. When property and equipment are retired, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts. Gains and losses from the disposition of assets are recorded in the period of disposition.

Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated on a straight-line basis over the lesser of the terms of the lease or the estimated lives of the improvements. The Company does not depreciate assets included in construction in progress until they are placed in operations.
Long-lived assets: Long-lived assets to be held and used are tested for recoverability based on the net future cash flows expected to be generated from the asset on an undiscounted basis whenever significant events or changes in circumstances occur that indicate that the carrying amount of an asset may not be recoverable. No impairment loss was recognized for the year ended December 31, 2017.
Goodwill: Goodwill of $353,515 represents the excess of costs over the fair value of the identifiable net assets acquired. Goodwill is tested for impairment using a two-step process, which is performed annually as well as when an event triggering impairment may have occurred. Management has elected to perform its annual impairment testing on December 31st of each year. An impairment would be recognized to the extent that the carrying amount exceeds the asset's fair value. Management determined there was no impairment of goodwill as of December 31, 2017. Goodwill is recorded in other assets on the consolidated balance sheet.
Revenue recognition: The Company primarily recognizes revenue upon delivery of its products, at the time title and ownership transfers to the customer, the sales price is fixed, collection is reasonably assured, and there are no significant obligations remaining. Shipping and handling charges to customers are included in net

Foam Fabricators, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Year Ended December 31, 2017

sales. Shipping and handling costs incurred by the Company are included in cost of goods sold.
Use of estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Foreign currency transactions: Management has determined that the functional currency of its Mexican subsidiaries is the Mexican Peso. The financial statements of the Mexican subsidiaries were translated into U.S. dollars in accordance with Accounting Standards Codification (ASC) 830 Foreign Currency Matters. Adjustments resulting from translating foreign functional currency assets and liabilities into U.S. dollars, based on current exchange rates, are recorded in a separate component of stockholder's equity called "Accumulated other comprehensive income" and are included in determining comprehensive income.
Net gains or losses from foreign currency transactions, such as those resulting from the settlement of foreign currency denominated receivables or payables, are included in the consolidated statement of comprehensive income.
Income taxes: The Company has elected to be taxed as an S corporation under Section 1362 of the Internal Revenue Code and accordingly, taxable income of the Company flows through to its stockholder. The Company provides for certain federal, foreign and state income taxes as required by federal and state S corporation tax regulations. Accordingly, the Company's tax provision generally represents income taxes incurred by its Mexican subsidiaries.

Management evaluated the Company's tax position and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the United States federal, state, or local tax authorities for years before 2013.
Subsequent events: The Company evaluated subsequent events through February 28, 2018, the date on which the consolidated financial statements were available to be issued. See Note 9 for the sale of the business, subsequent to year end.
Recent accounting pronouncements:
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. The Company has not evaluated the impact the adoption of the new standard will have on its financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 on a prospective basis. The Company adopted this amendment for 2017. The adoption of the amendment had no impact on the financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not evaluated the impact the adoption of the new standard will have on its financial statements.

Foam Fabricators, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Year Ended December 31, 2017

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 will be effective for the Company on January 1, 2019. ASU 2016-15 requires a retrospective transition method. However, if it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company has not evaluated the impact the adoption of this guidance will have on its statement of cash flows.

Note 2.     Concentration of Credit Risk
Cash balances are maintained at several domestic and foreign banks. Domestic cash accounts, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts. The Company believes it is not exposed to any significant credit risk on cash.

The Company had sales from two customers during 2017 which comprised 17 percent and 12 percent of total sales in 2017. Accounts receivable from these customers were 8 percent and 17 percent of total accounts receivable at December 31, 2017. The Company closely monitors extensions of credit and did not experience any significant credit losses during the year ended December 31, 2017.

Note 3.     Accounts Receivable
Accounts receivable and the related allowance at December 31:

2017

Accounts receivables	$21,579,908
Less allowance for doubtful accounts	(61,305)

Accounts receivable - net	$21,518,603

Note 4.	Inventories

Inventories consist of the following at December 31:

2017

Raw materials	$7,543,528
Finished goods	4,382,353
Less inventory reserve	(62,766)

Inventories	$11,863,115

Foam Fabricators, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Year Ended December 31, 2017

Note 5. Property and Equipment

Property and equipment, net at December 31, consisted of the following:

	Years	2017

Buildings and improvements	5-20	$6,671,634
Machinery and equipment	3-15	47,566,785
		54,238,419
Less accumulated depreciation		(49,029,464)
		5,208,955
Land		252,450
Construction in progress		2,338,561
Property and equipment - net		$7,799,966

Construction in progress is comprised of machinery and equipment that is being refurbished and will ultimately be returned to production.
Note 6. Pledged Assets and Long-Term Debt

The Company has a revolving credit facility with a bank. As per the agreement, the borrowing capacity is annually reduced.
During October 2016, the revolving credit facility was amended to extend the maturity date to June 30, 2019 and to reduce the borrowing capacity to $12,000,000. There was $0 outstanding under the revolving credit facility at December 31, 2017.

A commitment fee is charged on the unused balance of the revolving credit facility. Interest is computed on the outstanding principal balance of the revolving credit facility. The Company can elect whether the interest rate is based upon the bank floating rate plus the applicable margin or the one month LIBOR rate plus the applicable margin each time a new LIBOR period begins.

Applicable interest rate margins based on the Company's leverage ratio as defined in the agreement, as computed, are:

	LIBOR	Bank Floating Rate

Greater than or equal to 2.25 to 1.00	2.25%	(0.75)%
Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.0	2.00%	(1.00)%
Less than 1.75	1.50%	(1.50)%

Interest on outstanding borrowings is payable quarterly. Total interest expense for 2017 was approximately $55,000.

The Credit Agreement (the Agreement) governing the revolving credit facility provides that substantially all assets of the Company are pledged as collateral against the outstanding borrowings. The Agreement contains various non-financial and financial covenants as defined in the Agreement. The Credit Agreement was terminated in February 2018 in conjunction with the transaction discussed in Note 9. See further discussion in Note 9.

Foam Fabricators, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Year Ended December 31, 2017

Note 7. Commitments and Contingencies

Leases: The Company leases certain equipment and facilities under noncancelable operating leases for periods expiring through July 2024. Monthly payments for these leases range from approximately $2,000 to approximately $52,000. These leases generally contain optional renewal provisions for one or more periods. Most leases also require that the Company pay related taxes, insurance and maintenance costs.
Approximate future minimum lease payments are as follows:

Years ending December 31:

2018	$3,310,000
2019	2,950,000
2020	2,630,000
2021	2,050,000
2022	1,030,000
Thereafter	190,000
$12,160,000

Rent expense for all leases, including those which the Company is able to cancel with notice, was approximately $3,624,000 for the year ended December 31, 2017.
Legal: From time to time, the Company may be involved in various legal matters in the ordinary course of business. Management does not believe any such matter will result in a material adverse effect on its consolidated financial position or results of operations.

Note 8. Profit Sharing Plan
Foam Fabricators, Inc. has a Profit Sharing and 401(k) Plan (the Plan) covering substantially all full-time employees. The Company's Board of Directors determines annual contributions, if any, to the profit sharing portion of the Plan. The 401(k) portion of the Plan is funded entirely by employee contributions. The Company contributed $150,000 to the profit sharing portion of the Plan for 2017 which is included in accrued expenses at December 31, 2017.

Note 9. Subsequent Event

The Company's stockholder entered into a Stock Purchase Agreement ("Agreement") on January 18, 2018, with FFI Compass Inc. Pursuant to which FFI Compass Inc. acquired all of the issued and outstanding capital stock of the Company for a purchase price of $247,500,000 in cash, subject to working capital adjustments. On February 15, 2018, FFI Compass Inc. completed the acquisition of the Company.